IRON MOUNTAIN®

**FOR IMMEDIATE RELEASE**

# Iron Mountain Reports Third Quarter 2026 Results

- Achieves record third quarter revenue of $2.0 billion, an increase of 13.5% on a reported basis and 12.8% on an organic basis
- Growth businesses of data center, digital, and asset lifecycle management (ALM) collectively grew more than 30% year over year in the third quarter
- Data center leasing of 102 megawatts in the third quarter for a total of 137 megawatts year to date
- Q3 2026 Net Income of $129 million, as compared to Net Income of $86 million in Q3 2025
- Delivers record quarterly Adjusted EBITDA of $748 million, an increase of 13.3% with a strong Adjusted EBITDA margin of 37.6%, up nearly 200 basis points sequentially
- Generates all-time high quarterly AFFO of $458 million, or $1.53 per share, an increase of 17% compared to last year
- Raises full year 2026 financial guidance driven by continued strong operational performance across the business
- Increases quarterly dividend per share by 15% based on continued strong growth in AFFO

**PORTSMOUTH, N.H. – November 5, 2026 –** Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the third quarter of 2026.

"We are pleased to report another record performance in the third quarter that exceeded our expectations. Our outstanding results continue to reflect the combined strength of our physical records storage and growth businesses, supported by our team's commitment to customer value creation and disciplined operational execution," stated William L. Meaney, President and CEO of Iron Mountain. "Our business and outlook remains strong with a clear view for sustained long-term growth. We have signed 137 megawatts of new data center leases year to date and our cross-selling efforts in ALM and Digital are accelerating, all of which supports significant future growth. Based on our strong 2026 growth and continued positive outlook, we are pleased to increase the dividend by 15%."

## Financial Performance Highlights for the Third Quarter of 2026

*($ in millions, except per share data)*

| | Three Months Ended | | Y/Y % Change | | Year to Date | | Y/Y % Change | |
|---|---|---|---|---|---|---|---|---|
| | 9/30/26 | 9/30/25 | Reported $ | Constant Fx | 9/30/26 | 9/30/25 | Reported $ | Constant Fx |
| Storage Rental Revenue | $1,150 | $1,033 | 11% | 11% | $3,379 | $2,991 | 13% | 12% |
| Service Revenue | $841 | $721 | 17% | 16% | $2,577 | $2,067 | 25% | 23% |
| **Total Revenues** | **$1,991** | **$1,754** | **13%** | **13%** | **$5,956** | **$5,059** | **18%** | **16%** |
| Net Income (Loss) | $129 | $86 | 49% | | $384 | $59 | n/a | |
| Reported EPS | $0.41 | $0.28 | 46% | | $1.23 | $0.19 | n/a | |
| Adjusted EPS | $0.64 | $0.54 | 19% | | $1.82 | $1.48 | 23% | |
| Adjusted EBITDA | $748 | $660 | 13% | 13% | $2,183 | $1,869 | 17% | 16% |
| *Adjusted EBITDA Margin* | *37.6%* | *37.6%* | *0 bps* | | *36.7%* | *36.9%* | *-20 bps* | |
| AFFO | $458 | $393 | 17% | | $1,317 | $1,111 | 19% | |
| AFFO per share | $1.53 | $1.32 | 16% | | $4.40 | $3.73 | 18% | |

1

- Total reported revenues for the third quarter were $2.0 billion, compared with $1.8 billion in the third quarter of 2025, an increase of 13.5%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 13.3% compared to the prior year, driven by an 11.2% increase in storage rental revenue and a 16.3% increase in service revenue. Year to date, total reported revenues increased 17.7%, or 16.5% excluding the impact of Fx.
- Net Income for the third quarter was $128.9 million, compared with $86.2 million in the third quarter of 2025, driven primarily by increased Operating Income. Year to date, Net Income was $384.0 million, compared with $59.1 million in 2025.
- Adjusted EBITDA for the third quarter was $748.0 million, compared with $660.4 million in the third quarter of 2025, an increase of 13.3%. On a constant currency basis, Adjusted EBITDA increased by 13.0% in the third quarter, compared to the third quarter of 2025, driven by increased revenue and Adjusted EBITDA across each of our segments and improved operating leverage from our continued transformation activities. Year to date, Adjusted EBITDA increased 16.8%, or 15.7% excluding the impact of Fx.
- FFO (Normalized) per share was $1.05 for the third quarter, compared with $0.93 in the third quarter of 2025, an increase of 12.9%. Year to date, FFO (Normalized) per share was $3.03, compared with $2.59 in 2025, or an increase of 17.0%.
- AFFO was $458.4 million for the third quarter, compared with $393.3 million in the third quarter of 2025, an increase of 16.6% driven by improved Adjusted EBITDA. Year to date, AFFO was $1,317.3 million compared with $1,111.5 million, or an increase of 18.5%.
- AFFO per share was $1.53 for the third quarter, compared with $1.32 in the third quarter of 2025, an increase of 15.9%. Year to date, AFFO per share was $4.40, compared to $3.73 in 2025, or an increase of 18.0%.

**Dividend**

On November 5, 2026, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.993 per share of common stock for the fourth quarter, representing an increase of 15%. The fourth quarter 2026 dividend is payable on January 6, 2027, to shareholders of record at the close of business on December 15, 2026.

**Guidance**

Iron Mountain's fourth quarter and full year 2026 guidance details are summarized in the table below.

**2026 Guidance(1)**

($ in millions, except per share data)

| | Q4 2026 | Full Year 2026 | Approximate Y/Y % Change at Midpoint |
|---|---|---|---|
| Total Revenue | ~$2,030 | $7,950 - $8,020 | ~16% |
| Adjusted EBITDA | ~$780 | $2,948 - $2,978 | ~15% |
| AFFO | ~$473 | $1,780 - $1,800 | ~16% |
| AFFO Per Share | ~$1.57 | $5.94 - $6.00 | ~15% |

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q3 2026 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) partners with more than 240,000 customers across 61 countries, including approximately 95% of the Fortune 1000. We serve as the trusted guardians of what matters most, helping unlock what’s possible. By connecting physical, digital, and intelligent workflows, our lifecycle solutions help organizations realize enterprise value at scale. From complex challenges across information management and digital transformation to data security, data centers, and asset lifecycle management, we empower organizations to navigate an ever-changing landscape to prepare for tomorrow’s possibilities. Our longstanding commitment to safety, security, sustainability, and continuous innovation defines everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Jake Carfagna SVP, Investor Relations Manager, Investor Relations Mark.Rupe@IronMountain.com Jacob.Carfagna@IronMountain.com (215) 402-7013 (414) 551-1147 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “commit”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our business, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards, and regulatory and contractual requirements under government contracts; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) fluctuations in commodity prices; (xv) competition for customers; (xvi) our ability to attract, develop and retain key personnel; (xvii) deficiencies in our disclosure controls and procedures or internal control over financial reporting; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 9/30/2026 12/31/2025 ASSETS Current Assets: Cash and Cash Equivalents $188,160 $158,535 Accounts Receivable, Net 1,507,674 1,443,669 Prepaid Expenses and Other 405,025 332,779 Total Current Assets $2,100,859 $1,934,983 Property, Plant and Equipment: Property, Plant and Equipment $15,978,288 $14,457,335 Less: Accumulated Depreciation (5,304,203) (4,911,010) Property, Plant and Equipment, Net $10,674,085 $9,546,325 Other Assets, Net: Goodwill $5,280,352 $5,285,801 Customer and Supplier Relationships and Other Intangible Assets 1,208,451 1,269,607 Operating Lease Right-of-Use Assets 2,359,510 2,465,196 Other 700,117 623,107 Total Other Assets, Net $9,548,430 $9,643,711 Total Assets $22,323,374 $21,125,019 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $1,232,903 $216,074 Accounts Payable 782,400 710,662 Accrued Expenses and Other Current Liabilities 1,394,332 1,290,669 Deferred Revenue 378,117 402,091 Total Current Liabilities $3,787,752 $2,619,496 Long-term Debt, Net of Current Portion 16,739,299 16,215,885 Long-term Operating Lease Liabilities, Net of Current Portion 2,186,718 2,300,448 Other Long-term Liabilities 416,139 450,083 Deferred Income Taxes 194,222 184,015 Total Long-term Liabilities $19,536,378 $19,150,431 Redeemable Noncontrolling Interests 62,186 64,423 (Deficit) Equity Total (Deficit) Equity $(1,062,942) $(709,331) Total Liabilities and (Deficit) Equity $22,323,374 $21,125,019 5

## Quarterly Condensed Consolidated Statements of Operations

*(Unaudited; dollars in thousands, except per-share data)*

| | Q3 2026 | Q2 2026 | Q/Q % Change | Q3 2025 | Y/Y % Change |
|---|---|---|---|---|---|
| **Revenues:** | | | | | |
| Storage Rental | $1,149,508 | $1,134,611 | 1.3 % | $1,032,897 | 11.3 % |
| Service | 841,109 | 894,451 | (6.0)% | 721,196 | 16.6 % |
| **Total Revenues** | **$1,990,617** | **$2,029,062** | **(1.9)%** | **$1,754,093** | **13.5 %** |
| | | | | | |
| **Operating Expenses:** | | | | | |
| Cost of Sales (excluding Depreciation and Amortization) | $926,648 | $958,609 | (3.3)% | $791,939 | 17.0 % |
| Selling, General and Administrative | 348,765 | 402,339 | (13.3)% | 335,248 | 4.0 % |
| Depreciation and Amortization | 291,796 | 281,395 | 3.7 % | 262,203 | 11.3 % |
| Acquisition and Integration Costs | 4,547 | 1,684 | 170.0 % | 5,402 | (15.8)% |
| Restructuring and Other Transformation | — | — | — | 47,346 | (100.0)% |
| Loss (Gain) on Disposal/Write-Down of PP&E, Net | 8,288 | 11,507 | (28.0)% | 3,366 | 146.2 % |
| **Total Operating Expenses** | **$1,580,044** | **$1,655,534** | **(4.6)%** | **$1,445,504** | **9.3 %** |
| | | | | | |
| **Operating Income (Loss)** | **$410,573** | **$373,528** | **9.9 %** | **$308,589** | **33.0 %** |
| Interest Expense, Net | 216,521 | 223,446 | (3.1)% | 209,740 | 3.2 % |
| Other Expense (Income), Net | 8,440 | 29,178 | (71.1)% | (3,986) | n/a |
| **Net Income (Loss) Before Provision (Benefit) for Income Taxes** | **$185,612** | **$120,904** | **53.5 %** | **$102,835** | **80.5 %** |
| Provision (Benefit) for Income Taxes | 56,734 | 14,802 | n/a | 16,594 | n/a |
| **Net Income (Loss)** | **$128,878** | **$106,102** | **21.5 %** | **$86,241** | **49.4 %** |
| Less: Net Income (Loss) Attributable to Noncontrolling Interests | 4,738 | 4,672 | 1.4 % | 1,951 | 142.8 % |
| **Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$124,140** | **$101,430** | **22.4 %** | **$84,290** | **47.3 %** |
| | | | | | |
| **Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:** | | | | | |
| Basic | $0.42 | $0.34 | 23.5 % | $0.28 | 50.0 % |
| Diluted | $0.41 | $0.34 | 20.6 % | $0.28 | 46.4 % |
| | | | | | |
| Weighted Average Common Shares Outstanding - Basic | 297,986 | 297,741 | 0.1 % | 295,771 | 0.7 % |
| Weighted Average Common Shares Outstanding - Diluted | 299,994 | 299,849 | — | 297,981 | 0.7 % |

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change Revenues: Storage Rental $3,378,884 $2,991,262 13.0 % Service 2,576,944 2,067,308 24.7 % Total Revenues $5,955,828 $5,058,570 17.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $2,775,060 $2,256,980 23.0 % Selling, General and Administrative 1,123,868 1,055,441 6.5 % Depreciation and Amortization 841,030 746,923 12.6 % Acquisition and Integration Costs 9,152 16,040 (42.9) % Restructuring and Other Transformation — 152,432 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net 27,387 7,975 n/a Total Operating Expenses $4,776,497 $4,235,791 12.8 % Operating Income (Loss) $1,179,331 $822,779 43.3 % Interest Expense, Net 663,788 609,541 8.9 % Other Expense (Income), Net 32,910 106,379 (69.1) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $482,633 $106,859 n/a Provision (Benefit) for Income Taxes 98,654 47,725 106.7 % Net Income (Loss) $383,979 $59,134 n/a Less: Net Income (Loss) Attributable to Noncontrolling Interests 14,744 3,813 n/a Net Income (Loss) Attributable to Iron Mountain Incorporated $369,235 $55,321 n/a Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $1.24 $0.19 n/a Diluted $1.23 $0.19 n/a Weighted Average Common Shares Outstanding - Basic 297,525 295,214 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,559 297,628 0.6% 7

## Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

*(Dollars in thousands)*

| | Q3 2026 | Q2 2026 | Q/Q % Change | Q3 2025 | Y/Y % Change |
|---|---|---|---|---|---|
| **Net Income (Loss)** | **$128,878** | **$106,102** | **21.5 %** | **$86,241** | **49.4 %** |
| Add / (Deduct): | | | | | |
| Interest Expense, Net | 216,521 | 223,446 | (3.1)% | 209,740 | 3.2 % |
| Provision (Benefit) for Income Taxes | 56,734 | 14,802 | n/a | 16,594 | n/a |
| Depreciation and Amortization | 291,796 | 281,395 | 3.7 % | 262,203 | 11.3 % |
| Acquisition and Integration Costs | 4,547 | 1,684 | 170.0 % | 5,402 | (15.8)% |
| Restructuring and Other Transformation | — | — | — | 47,346 | (100.0)% |
| Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) | 8,288 | 11,507 | (28.0)% | 3,366 | 146.2 % |
| Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures | 7,827 | 28,857 | (72.9)% | (5,329) | n/a |
| Stock-Based Compensation Expense | 30,867 | 56,787 | (45.6)% | 32,147 | (4.0)% |
| Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures | 2,500 | 2,438 | 2.5 % | 2,669 | (6.3)% |
| **Adjusted EBITDA** | **$747,958** | **$727,018** | **2.9 %** | **$660,379** | **13.3 %** |

**Adjusted EBITDA**

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2026 YTD 2025 % Change Net Income (Loss) $383,979 $59,134 n/a Add / (Deduct): Interest Expense, Net 663,788 609,541 8.9 % Provision (Benefit) for Income Taxes 98,654 47,725 106.7 % Depreciation and Amortization 841,030 746,923 12.6 % Acquisition and Integration Costs 9,152 16,040 (42.9) % Restructuring and Other Transformation — 152,432 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 27,387 7,975 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 35,488 102,751 (65.5) % Stock-Based Compensation Expense 115,911 118,595 (2.3) % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 7,526 7,557 (0.4) % Adjusted EBITDA $2,182,915 $1,868,673 16.8% 9

## Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

| | Q3 2026 | Q2 2026 | Q/Q % Change | Q3 2025 | Y/Y % Change |
|---|---|---|---|---|---|
| **Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$0.41** | **$0.34** | **20.6 %** | **$0.28** | **46.4 %** |
| Add / (Deduct): | | | | | |
| Acquisition and Integration Costs | 0.02 | 0.01 | 100.0 % | 0.02 | — |
| Restructuring and Other Transformation | — | — | n/a | 0.16 | (100.0)% |
| Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) | 0.03 | 0.04 | (25.0)% | 0.01 | n/a |
| Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures | 0.03 | 0.10 | (70.0)% | (0.02) | n/a |
| Stock-Based Compensation Expense | 0.10 | 0.19 | (47.4)% | 0.11 | (9.1)% |
| Non-Cash Amortization Related to Derivative Instruments | (0.02) | (0.02) | — | 0.01 | n/a |
| Tax Impact of Reconciling Items and Discrete Tax Items (1) | 0.06 | (0.07) | (185.7)% | (0.04) | n/a |
| Income (Loss) Attributable to Noncontrolling Interests | 0.02 | 0.02 | — | 0.01 | 100.0 % |
| **Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated** | **$0.64** | **$0.60** | **6.67 %** | **$0.54** | **18.5 %** |

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended September 30, 2026 and 2025 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three months ended September 30, 2026 and 2025 was 17.1% and 14.8% respectively, and three months ended June 30, 2026 was 16.1%.

**Adjusted Earnings Per Share, or Adjusted EPS**

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (Gain) on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2026 YTD 2025 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.23 $0.19 n/a Add / (Deduct): Acquisition and Integration Costs 0.03 0.05 (40.0) % Restructuring and Other Transformation — 0.51 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 0.09 0.03 n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.12 0.35 (65.7) % Stock-Based Compensation Expense 0.39 0.40 (2.5) % Non-Cash Amortization Related to Derivative Instruments (0.04) 0.04 n/a Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.05) (0.10) (50.0) % Income (Loss) Attributable to Noncontrolling Interests 0.05 0.01 n/a Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.82 $1.48 23.0% (1) The differences between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2026 and 2025 are primarily due to (i) the reconciling items above, which impact our reported Net Income (Loss) Before Provision (Benefit) for Income Taxes but have an insignificant impact on our reported Provision (Benefit) for Income Taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the nine months ended September 30, 2026 and 2025 was 17.1% and 14.8%, respectively. The Tax impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate. 11

## Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

*(Dollars in thousands, except per-share data)*

| | Q3 2026 | Q2 2026 | Q/Q % Change | Q3 2025 | Y/Y % Change |
|---|---|---|---|---|---|
| **Net Income (Loss)** | **$128,878** | **$106,102** | **21.5 %** | **$86,241** | **49.4 %** |
| Add / (Deduct): | | | | | |
| Real Estate Depreciation (1) | 116,808 | 116,734 | 0.1 % | 108,405 | 7.8 % |
| Loss (Gain) on Sale of Real Estate, Net of Tax | 1,084 | 531 | 104.1 % | 194 | n/a |
| Data Center Lease-Based Intangible Assets Amortization (2) | 1,774 | 1,825 | (2.8)% | 1,858 | (4.5)% |
| Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures | 1,743 | 1,484 | 17.5 % | 1,612 | 8.1 % |
| **FFO (Nareit)** | **$250,287** | **$226,676** | **10.4 %** | **$198,310** | **26.2 %** |
| Add / (Deduct): | | | | | |
| Acquisition and Integration Costs | 4,547 | 1,684 | 170.0 % | 5,402 | (15.8)% |
| Restructuring and Other Transformation | — | — | — | 47,346 | (100.0)% |
| Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) | 7,204 | 10,976 | (34.4)% | 3,168 | 127.4 % |
| Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures | 7,827 | 28,857 | (72.9)% | (5,329) | n/a |
| Stock-Based Compensation Expense | 30,867 | 56,787 | (45.6)% | 32,147 | (4.0)% |
| Non-Cash Amortization Related to Derivative Instruments | (5,911) | (5,911) | — | 4,176 | n/a |
| Real Estate Financing Lease Depreciation | 4,603 | 3,996 | 15.2 % | 3,276 | 40.5 % |
| Tax Impact of Reconciling Items and Discrete Tax Items (3) | 16,758 | (19,279) | (186.9)% | (11,547) | n/a |
| Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures | (61) | (54) | 13.0 % | (58) | 5.2 % |
| **FFO (Normalized)** | **$316,121** | **$303,732** | **4.1 %** | **$276,891** | **14.2 %** |
| **Per Share Amounts (Fully Diluted Shares):** | | | | | |
| FFO (Nareit) | $0.83 | $0.76 | 9.2 % | $0.67 | 23.9 % |
| FFO (Normalized) | $1.05 | $1.01 | 4.0 % | $0.93 | 12.9 % |
| Weighted Average Common Shares Outstanding - Basic | 297,986 | 297,741 | 0.1 % | 295,771 | 0.7 % |
| Weighted Average Common Shares Outstanding - Diluted | 299,994 | 299,849 | — | 297,981 | 0.7 % |

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impacts our reported net income (Loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

**Funds From Operations, or FFO (Nareit), and FFO (Normalized)**

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

**FFO (Normalized) per share**

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

12

## Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

*(Dollars in thousands, except per-share data)*

| | Q3 2026 | Q2 2026 | Q/Q % Change | Q3 2025 | Y/Y % Change |
|---|---|---|---|---|---|
| **FFO (Normalized)** | **$316,121** | **$303,732** | **4.1 %** | **$276,891** | **14.2 %** |
| Add / (Deduct): | | | | | |
| Non-Real Estate Depreciation | 89,631 | 82,116 | 9.2 % | 77,774 | 15.2 % |
| Amortization Expense (1) | 78,980 | 76,724 | 2.9 % | 70,890 | 11.4 % |
| Amortization of Deferred Financing Costs | 9,255 | 8,062 | 14.8 % | 8,760 | 5.6 % |
| Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases | 1,404 | 1,466 | (4.2)% | 1,492 | (6.0)% |
| Non-Cash Rent Expense (Income) | 1,251 | (685) | n/a | 500 | 150.2 % |
| Reconciliation to Normalized Cash Taxes | 6,791 | (878) | n/a | (1,583) | n/a |
| Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures | 13 | 194 | (93.3)% | 196 | (93.4)% |
| Less: | | | | | |
| Recurring Capital Expenditures | 45,026 | 37,989 | 18.5 % | 41,604 | 8.2 % |
| **AFFO** | **$458,420** | **$432,742** | **5.9 %** | **$393,316** | **16.6 %** |
| | | | | | |
| **Per Share Amounts (Fully Diluted Shares):** | | | | | |
| AFFO Per Share | $1.53 | $1.44 | 6.3 % | $1.32 | 15.9 % |
| | | | | | |
| Weighted Average Common Shares Outstanding - Basic | 297,986 | 297,741 | 0.1 % | 295,771 | 0.7 % |
| Weighted Average Common Shares Outstanding - Diluted | 299,994 | 299,849 | — % | 297,981 | 0.7 % |

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.

**Adjusted Funds From Operations, or AFFO**

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

**AFFO per share**

AFFO divided by weighted average fully-diluted shares outstanding.

13

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change Net Income (Loss) $383,979 $59,134 n/a Add / (Deduct): Real Estate Depreciation (1) 345,001 309,738 11.4 % Loss (Gain) on Sale of Real Estate, Net of Tax 2,332 (4,475) (152.1) % Data Center Lease-Based Intangible Assets Amortization (2) 5,441 5,560 (2.1) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 4,825 4,675 3.2 % FFO (Nareit) $741,578 $374,632 97.9 % Add / (Deduct): Acquisition and Integration Costs 9,152 16,040 (42.9) % Restructuring and Other Transformation — 152,432 (100.0) % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 25,055 12,269 104.2 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 35,488 102,751 (65.5) % Stock-Based Compensation Expense 115,911 118,595 (2.3) % Non-Cash Amortization Related to Derivative Instruments (12,718) 12,529 n/a Real Estate Financing Lease Depreciation 12,523 9,850 27.1 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (19,676) (28,719) (31.5) % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (172) (241) (28.4) % FFO (Normalized) $907,141 $770,138 17.8 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $2.48 $1.26 96.8 % FFO (Normalized) $3.03 $2.59 17.0 % Weighted Average Common Shares Outstanding - Basic 297,525 295,214 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,559 297,628 0.6% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2026 YTD 2025 % Change FFO (Normalized) $907,141 $770,138 17.8 % Add / (Deduct): Non-Real Estate Depreciation 248,489 212,880 16.7 % Amortization Expense (1) 229,576 208,895 9.9 % Amortization of Deferred Financing Costs 25,365 24,419 3.9 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 4,368 4,468 (2.2) % Non-Cash Rent Expense (Income) 1,187 4,508 (73.7) % Reconciliation to Normalized Cash Taxes 19,031 (9,928) n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 403 561 (28.2) % Less: Recurring Capital Expenditures 118,294 104,481 13.2 % AFFO $1,317,266 $1,111,460 18.5 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $4.40 $3.73 18.0 % Weighted Average Common Shares Outstanding - Basic 297,525 295,214 0.8 % Weighted Average Common Shares Outstanding - Diluted 299,559 297,628 0.6% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. 15